UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2026, the Board of Directors (the “Board”) of Celularity Inc. (the “Company”) appointed Naveen Jain to serve as a member of the Board, with his term to commence upon the expiration of the applicable waiting period following the filing and mailing of an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder (the “Effective Time”). Mr. Jain was designated for appointment to the Board pursuant to the board designation rights granted to certain investors in connection with the Company’s previously announced September 2026 financing. The financing and related board designation rights were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2026.

Mr. Jain is the founder and Chief Executive Officer of Viome Life Sciences Inc., a health technology company that applies artificial intelligence and molecular data to personalized health and nutrition. Mr. Jain previously founded InfoSpace, Intelius and TalentWise and is the founder of Moon Express. His experience spans technology, health and entrepreneurship.

There are no family relationships between Mr. Jain and any director or executive officer of the Company. Except for the board designation rights described above, there are no arrangements or understandings between Mr. Jain and any other person pursuant to which he was selected as a director of the Company. Mr. Jain is not a party to any transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

.

Mr. Jain will participate in the Company’s standard compensation arrangements for non-employee directors and is expected to enter into the Company’s standard form of indemnification agreement for directors and officers. Mr. Jain has not initially been appointed to any committee of the Board.

In relation to this appointment, Diane Parks notified the Company of her decision to resign from the Board, effective as of the Effective Time. Ms. Parks’ decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 29, 2026, the Company issued a press release announcing Mr. Jain’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Celularity Inc. on September 29, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.
Dated: September 29, 2026
	By:	/s/ K. Harold Fletcher
	Name:	K. Harold Fletcher
	Title:	Chief Legal and Strategy Officer